FOR IMMEDIATE RELEASE              FROM:  MULTI-MARKET RADIO, INC.
                                    150 East 58th Street
                                    New York, NY  10155
                                    212-407-9126
                                    Contact:  Cynthia A. Bond


         MULTI-MARKET RADIO REPORTS SECOND QUARTER RESULTS

              Broadcast Cash Flow up 37% Year-to-Date

NEW YORK, August 8, 1996 -- Multi-Market Radio, Inc. (NASDAQ: RDIOA) today announced results for the second quarter ended June 30, 1996.

Net revenues for the second quarter decreased 3% to $5,317,326 from $5,453,708 in the second quarter of 1995. Broadcast cash flow (defined as net revenues less station operating expenses) decreased 6% to $2,156,248 from $2,294,138. Operating income for the second quarter of 1996 increased 11% reaching $1,052,419 compared to $950,945 in the second quarter of 1995. Net (loss) in the second quarter was ($3,832,194), or ($1.10) per share, resulting principally from the non-recurring charges of ($3,612,939) primarily related to the pending merger with SFX Broadcasting, compared to ($655,542), or ($0.19) per share for the comparable 1995 period. The weighted average equivalent number of shares outstanding was 3,490,500 in 1996 and 3,490,000 in 1995.

Net revenues for the first six months of 1996 increased 40% reaching $10,143,466 from $7,250,135 in the first six months of 1995, and broadcast cash flow increased 37% to $3,889,752 from $2,835,829. In the first six months of 1996, the Company reported operating income of $1,675,070 compared with operating income of $893,087 in the first six months of 1995. Net (loss) for the first six months before the loss on the extraordinary item which occurred only in the 1995 period was ($6,591,091) or ($1.89) per common share, resulting principally from non-recurring charges of ($5,653,511) primarily related to the pending merger with SFX Broadcasting, compared to ($1,030,312) or ($0.30) per common share for the 1995 period. The 1995 extraordinary item relates to a loss from the early extinguishment of debt. The weighted average equivalent number of common shares outstanding for the six months was 3,490,500 compared to 3,490,000 for the comparable period of 1995.

On a pro forma basis, excluding the results of all stations which the Company has agreed to sell, the Company's net revenues for the second quarter 1996, would have increased 8% reaching $4,860,314 and broadcast cash flow would have increased 11% to $2,315,066 from second quarter 1995.

Commenting on the quarter's results, Michael G. Ferrel, President and Chief Executive Officer said, "We are extremely gratified with this quarter's station-to-station results. This is an excellent and

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well-managed group of stations in strong markets which will be a great complement to SFX Broadcasting with whom we are merging. In anticipation of this merger, which is scheduled to close within sixty days, we have disposed of certain properties which no longer matched our high standards for upside potential. As the summer progresses we continue to improve our station performance while looking forward with great excitement to the approaching merger."

In April 1996, SFX Broadcasting, Inc. (NASDAQ: SFXBA) announced that it would acquire Multi-Market Radio for the stock equivalent of $11.50 per common share, subject to adjustment. On July 30, this consideration was increased to $12.00 per share. It is anticipated that this transaction will close within the next two months subject to shareholder approval and the approval of the Federal Communications Commission and certain other conditions. There can be no assurance that the transaction will be consummated.

Multi-Market Radio, headquartered in New York City, currently owns, provides programming for, sells advertising on behalf of or has agreed to acquire the following thirteen stations in seven markets:

                WKSS(FM)  Hartford, CT***
                WHMP(FM)  Springfield/Northampton, MA
                WPKX(FM)  Springfield/Northampton, MA
                WHMP-AM   Springfield/Northampton, MA
                WPLR(FM)  New Haven, CT
                WYBC(FM)  New Haven, CT*
                WGNE(FM)  Daytona Beach, FL
                WCHZ(FM)  Augusta, GA*
                WKNN(FM)  Biloxi, MS
                WMJY(FM)  Biloxi, MS
                WMYB(FM)  Myrtle Beach, SC**
                WVCO(FM)  Myrtle Beach, SC**
                WYAK(FM)  Myrtle Beach, SC

                  *  Joint Selling Agreement
                 **  Local Marketing Agreement
                ***  Under contract to be acquired

In addition, the Company owns KOLL(FM) in Little Rock, AR, which is under contract to be sold.






                                       MULTI-MARKET RADIO, INC.
                                       STATEMENTS OF OPERATIONS
                                              (UNAUDITED)


                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                     ------------------                     ----------------
                                                    6/30/96       6/30/95     % CHANGE    6/30/96       6/30/95     % CHANGE
                                                    -------       -------     --------    -------       -------     --------
Net revenues ..................................  $ 5,317,326   $ 5,453,708       -3%   $10,143,466    $ 7,250,135       40%
Station operating expenses ....................    3,161,078     3,159,570        0%     6,253,714      4,414,306       42%
                                                 -----------   -----------             -----------    -----------
Broadcast cash flow ...........................    2,156,248     2,294,138       -6%     3,889,752      2,835,829       37%

Depreciation & amortization expense ...........      386,162       667,345      -42%       809,679        966,087      -16%
Corporate general & administrative expenses ...      652,666       402,448       62%     1,275,003        623,255      105%
Other corporate expenses-non cash charge ......       65,001       273,400      -76%       130,000        353,400      -63%
                                                 -----------   -----------             -----------    -----------
Operating income ..............................    1,052,419       950,945       11%     1,675,070        893,087       88%

Interest expense ..............................   (1,270,669)   (1,538,192)     -17%    (2,609,084)    (1,850,506)      41%
Loss on dispositions of radio stations, net ...     (125,000)           --              (1,595,996)            --
Write-off of acquisition and financing costs ..     (139,261)           --                (708,837)            --
Costs related to pending merger with
  SFX Broadcasting ............................   (3,348,678)           --              (3,348,678)            --
Other expenses ................................       (1,005)       (1,295)     -22%        (3,566)           107   -3,433%
                                                 -----------   -----------             -----------    -----------
Loss before income taxes and extraordinary item   (3,832,194)     (588,542)     551%    (6,591,091)      (957,312)     588%
Provision for income taxes ....................           --        67,000     -100%            --         73,000     -100%
                                                 -----------   -----------             -----------    -----------
Loss before extraordinary item ................   (3,832,194)     (655,542)     485%    (6,591,091)    (1,030,312)     540%
Extraordinary loss-early extinguishment of debt           --            --                      --       (328,571)    -100%
                                                 -----------   -----------             -----------    -----------
Net loss ......................................  $(3,832,194)  $  (655,542)     485%   $(6,591,091)   $(1,358,883)     385%
                                                 ===========   ===========      ====   ===========    ===========      ====

PER SHARE:

Loss before extraordinary item ................  $     (1.10)  $     (0.19)            $     (1.89)   $     (0.30)
Extraordinary item ............................           --            --                      --          (0.09)
                                                 -----------   -----------             -----------    -----------
Net Loss ......................................  $     (1.10)  $     (0.19)            $     (1.89)   $     (0.39)
                                                 ===========   ===========             ===========    ===========
Weighted average shares outstanding ...........    3,490,500     3,490,000               3,490,500      3,490,000
